SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi		39443
(Address of principal executive offices)		(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	SAFM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 - Other Events

Item	8.01 Other Events.

Sanderson Farms, Inc. (the “Registrant”) and its subsidiaries Sanderson Farms, Inc. (Foods Division) and Sanderson Farms, Inc. (Processing Division) were named as defendants, along with 17 other poultry producers and certain of their affiliated companies; Agri Stats, Inc.; and Webber, Meng, Sahl and Company, Inc. in a putative class action lawsuit filed on August 30, 2019 in the United States District Court for the District of Maryland. The complaint alleges that the defendants conspired to fix, depress, maintain and stabilize the wages and benefits paid to certain employees at chicken processing plants in the United States in violation of federal antitrust law. The complaint seeks treble damages, injunctive relief, costs, and attorneys’ fees. The lawsuit is in its earliest stage and the Registrant intends to defend it vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: September 3, 2019

By:	/s/ D. Michael Cockrell
D. Michael Cockrell Treasurer and Chief Financial Officer